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EXHIBIT 1

        2,000,000 Shares

AARON RENTS, INC.

Common Stock

UNDERWRITING AGREEMENT

                        , 2002

FIRST UNION SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.

  c/o First Union Securities, Inc.
  7 St. Paul Street
  Baltimore, Maryland 21202

Dear Sirs:

        Aaron Rents, Inc., a Georgia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,500,000 shares of common stock, $0.50 par value per share, of the Company ("Common Stock") and, at the election of the Underwriters, up to an aggregate of 225,000 additional shares of Common Stock, and R. Charles Loudermilk, Sr., in his individual capacity, (in such capacity, the "Selling Shareholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 500,000 shares of Common Stock and, at the election of the Underwriters, up to an aggregate of 75,000 additional shares of Common Stock. The aggregate of 2,000,000 shares to be sold by the Company and the Selling Shareholder are herein called the "Firm Securities," and the aggregate of 300,000 additional shares to be sold by the Company and the Selling Shareholder, at the election of the Underwriters, are herein called the "Optional Securities." The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Securities."

1. Representations and Warranties.

        (a) The Company represents and warrants to, and agrees with, the Underwriters that:

          (i) A registration statement in respect of the Securities on Form S-3 (File No. 333-          ) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the Prospectus contained therein, to you for each of the other Underwriters; the Company meets the requirements for the use of Form S-3 under the Act and such registration statement, as amended, has been declared effective by the Commission; no other document with respect to such registration statement (other than those documents incorporated into such registration statement by reference) has heretofore been filed with the Commission other than in accordance with Section 5(a) of this Agreement; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act being hereinafter called a "Preliminary Prospectus;" the various parts of such registration statement, including (i) all exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, together with any related registration statement filed with the Commission for registration of a portion of the Securities, which registration became effective pursuant to Rule 462(b) under the Act, and (ii) the documents incorporated by reference in the registration statement at the time it was declared effective, each as amended at the time such part became effective, being herein called collectively the "Registration Statement;" and the final prospectus, in the form first filed pursuant to Rule 424(b), being hereinafter called the "Prospectus", provided, that if the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act; and the terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus); for purposes hereof, all references to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and the copy of the Prospectus first filed with the Commission via EDGAR pursuant to Rule 424(b) shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Securities, except that in lieu of any graphical material in the Prospectus delivered to the Underwriters, the Prospectus filed via EDGAR may include a narrative description of such material pursuant to the rules of the Commission;

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein or by the Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

          (iii) Each document incorporated by reference in the Prospectus when they were filed, or to be filed, with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein or by the

  Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

          (v) Neither the Company nor any of its subsidiaries, a complete and correct list of which is attached hereto as Schedule II (the "Subsidiaries"), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the outstanding capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (vi) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material items of personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiaries;

          (vii) The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company or the Company and the Subsidiaries taken as a whole;

          (viii) The Company has an authorized capitalization as set forth in the Prospectus under the term "Capitalization" and otherwise; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, conform to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale;

          (ix) All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable; and except otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of the Subsidiaries are directly owned by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;

          (x) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

          (xi) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Securities;

          (xii) The issue and sale of the Securities by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company (each as amended to date the "Charter" and "Bylaws," respectively) or the Articles of Incorporation or bylaws of any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc.;

          (xiii) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations of the Company or of the Company and the Subsidiaries taken as a whole or the offering, issuance, sale and delivery of the Securities and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

          (xiv) Ernst & Young LLP who have audited certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xv) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or any of the Subsidiaries comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation;

          (xvi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes, as set forth in the Registration Statement present fairly the consolidated financial position and the results of operations, stockholders' equity and cash flows of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; the financial information included under the headings "Summary Financial Data" and "Selected Financial Data" included in the Prospectus presents fairly the information shown therein and, to the extent based upon or derived from the financial statements, has been compiled on a basis consistent with the financial statements presented therein, and no other financial statements are required to be set forth in or incorporated by reference in the Registration Statement or the Prospectus under the Act;

          (xvii) Neither the Company nor any of the Subsidiaries is in violation of any international, federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any international, federal or state law or regulation) or other waste products, which violation is reasonably likely to result in a material adverse effect on the financial condition or business operations or properties of the Company and the Subsidiaries taken as a whole, and the Company and each of the Subsidiaries have received all material permits, licenses or other approvals as may be required of them under applicable international, federal and state environmental laws and regulations to conduct their business as described in the Prospectus; and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of any such permit, license or approval; neither the Company nor any of the Subsidiaries has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law; and the disposal by the Company or any Subsidiary of any of the Company's and each Subsidiary's hazardous substances, hazardous materials and other waste products has been lawful;

          (xviii) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Act or the Exchange Act, or by the rules and regulations under either of such Acts to be described in the Registration Statement and the Prospectus or documents incorporated by reference therein that is not so described;

          (xix) The Company and each of the Subsidiaries have filed all federal, state and foreign income, franchise and excise tax returns which have been required to be filed (or have received an extension with respect thereto), and have paid or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the best knowledge of the Company there is no tax deficiency that has been or might be asserted against the Company that would have a material adverse effect on the business, properties, financial condition, earnings or results of operations of the Company and the Subsidiaries taken as a whole;

          (xx) Neither the Company nor any of the Subsidiaries has taken and none of such entities will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

          (xxi) The Securities have been approved for listing, subject to notice of issuance, on the New York Stock Exchange;

          (xxii) The Company and each of the Subsidiaries holds and are operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their respective businesses as presently being conducted ("licenses"), and the Company, and each of the Subsidiaries are in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to them except where the failure to be in compliance would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

          (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary, to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (xxiv) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

          (xxv) The conditions for use of registration statements on Form S-3 by the Company set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein;

          (xxvi) Neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective articles of incorporation or by-laws, or (ii) in the performance or observance of any material obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties is bound, which breach or default in the case of (ii) would have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company or the Company and the Subsidiaries taken as a whole; and

          (xxvii) This Agreement has been duly authorized, executed and delivered by the Company.

        (b) The Selling Shareholder represents and warrants to, and agrees with, the Underwriters and the Company that:

          (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Securities to be sold by the Selling Shareholder hereunder, except such as may be required under the Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc.; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by him hereunder;

          (ii) The sale of the Securities to be sold by the Selling Shareholder hereunder and the performance of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument to which he is a party or by which he is bound or any order, rule or regulation of any court or governmental agency or body having jurisdiction over him or his property;

          (iii) At each Delivery Date (as hereinafter defined), the Selling Shareholder will have good and valid title to the Securities to be sold by him hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities and payment therefor pursuant hereto, good and valid title to all of such Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;

          (iv) The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

          (v) The Selling Shareholder is familiar with the Registration Statement and the Prospectus and verifies that the information set forth therein respecting him is true and complete and that he knows of no material adverse information with respect to the current and prospective business operations of the Company and the Subsidiaries that is not disclosed in the Prospectus;

          (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the First Delivery Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (vii) The Selling Shareholder specifically agrees that the Securities are subject to the interests of the Underwriters hereunder. The Selling Shareholder agrees that its obligations hereunder shall not be terminated by operation of law, whether by death or incapacity, liquidation or dissolution, or by the occurrence of any other event that is not by the terms of this Agreement a condition to the Selling Shareholder's obligations hereunder;

          (viii) This Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder; and

          (ix) The Selling Shareholder does not believe that any of the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct in all material respects.

2. Purchase and Sale.

        Subject to the terms and conditions herein set forth, (a) the Company and the Selling Shareholder, severally and not jointly, agree to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per share of $                  , the number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company and the Selling Shareholder agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of the Optional Securities that all of the Underwriters are entitled to purchase.

        The Company and Selling Shareholder hereby grant to the Underwriters the right to purchase at their election up to 225,000 and 75,000 Optional Securities from the Company and the Selling Shareholder, respectively, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any Optional Securities to be sold by the Company and the Selling Shareholder, and to be purchased by the Underwriters from the Company and the Selling Shareholder, shall be on a pro rata basis between the Company and the Selling Shareholder. Any such election to purchase Optional Securities may be exercised from time to time by written notice from you to the Company and the Selling Shareholder, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of Optional Securities to be purchased from the Company and the Selling Shareholder and the date on which Optional Securities are to be delivered, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3. Offering by the Underwriters.

        Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery and Payment.

        Certificates in definitive form for the Securities to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as First Union Securities, Inc. may request upon at least two business days' prior notice to the Company and the Selling Shareholder, shall be delivered by or on behalf of the Company and the Selling Shareholder to you for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor. Payment of the purchase price for the Securities shall be made by wire transfer of Federal (same day) funds, all at the offices of First Union Securities, Inc., 7 St. Paul Street, Baltimore, Maryland 21202. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Atlanta, Georgia time, on            , 2002 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., Atlanta, Georgia time, on the date specified by you in the written notice given by you (consistent with Section 2 hereof) of the Underwriters' election to purchase such Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," each such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an "Option Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 four hours prior to each Delivery Date at the offices of First Union Securities, Inc., 7 St. Paul Street, Baltimore, Maryland 21202 or such other location designated by the Underwriters to the Company and the Selling Shareholder.

5. Agreements of the Company.

        The Company agrees with the Underwriters:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, to endeavor to cause such post-effective amendment to become effective as soon as possible and to advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective, to prepare the Prospectus in a form reasonably approved by you and to file such Prospectus (or a term sheet as permitted by Rule 434(c)) pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

        (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) To furnish the Underwriters with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (d) As soon as practicable after the effective date of the Registration Statement, to make generally available to its shareholders and to deliver to you, an earnings statement of the Company, conforming with the requirements of Section 11(a) of the Act and Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

        (e) For a period of 90 days after the date of the initial public offering of the Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which results in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of the Company's Common Stock, any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for any shares of the Company's Common Stock or the Company's Class A Common Stock, or publicly announce or disclose an intention to effect any such transaction, without the prior written consent of First Union Securities, Inc., except (i) grants of employee stock options, restricted stock or stock appreciation rights with respect to the Company's Common Stock pursuant to the terms of a plan in effect on the date hereof and (ii) issuances of the Company's Common Stock pursuant to the exercise of any employee stock options granted pursuant to the terms of a plan in effect on the date hereof;

        (f) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders (other than regular quarterly letters to shareholders), and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request; provided, that the Company's obligation to furnish any such copies shall be satisfied by the filing of such reports, communications, financial statements or other information with the Commission via EDGAR (except with respect to any information filed with the Commission via EDGAR as correspondence);

        (g) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus; and

        (h) To use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

6. Payment of Expenses.

        The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, provided, however, that with respect to filing fees paid to the Commission in connection with the registration of Securities under the Act, the Company shall pay only the portion of such fees attributable to the Securities offered by the Company; (ii) the cost of printing or reproducing any Agreement Among Underwriters, this Agreement, the Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey, provided, however, that with respect to any filing fees paid to any state regulatory authority, the Company shall pay only the portion of such fees attributable to Securities offered by the Company; (iv) the portion of any filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities that is attributable to the Securities offered by the Company; (v) the expenses and the portion of any filing fees incurred in connection with listing of the Securities on the New York Stock Exchange that is attributable to the Securities offered by the Company; (vi) the cost of preparing stock certificates; (vii) the costs or expenses of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Selling Shareholder covenants and agrees with the several Underwriters that he will pay or cause to be paid his pro rata portion of any filing fees attributable to the Securities offered by him (i) paid to the Commission in connection with the registration of the Securities under the Act; (ii) paid to any state or regulatory authority in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof; (iii) paid to the NASD in connection with its required review of the terms of the sale of the Securities; and (iv) paid to the New York Stock Exchange in connection with listing of the Securities. It is understood, however, that except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. Conditions to Obligations of Underwriters.

        The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholder herein are, at and as of such Delivery Date, true and correct, and the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, such post-effective amendment shall have become effective not later than 5:30 p.m. Atlanta Georgia time on the date hereof.

        (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (c) Hunton & Williams, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (d) Kilpatrick Stockton LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A attached hereto.

        (e) Kilpatrick Stockton LLP, counsel for the Selling Shareholder, shall have furnished to you its written opinion with respect to the Selling Shareholder, dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B attached hereto.

        (f) At 10:00 a.m., Atlanta, Georgia time, on the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Ernst & Young shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company and its Subsidiaries contained in the Registration Statement and the Prospectus;

        (g) (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with their business taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the outstanding capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in your sole judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date;

        (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading of any of the securities of the Company on the New York Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ National Market or any setting of minimum or maximum prices for trading on such Exchange or Market; (iii) a general moratorium on commercial banking activities in New York or Georgia declared by either federal or New York or Georgia authorities; (iv) any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war, a national or international calamity or emergency or any change or development involving a prospective change in national or international economic, political or financial conditions, which in your sole judgment, makes it impracticable or inadvisable to proceed with the payment for and delivery of the Securities;

        (i) The Company shall have furnished to you copies of agreements between the Company and the directors and executive officers of the Company in the form attached hereto as Exhibit C pursuant to which such persons agree not to transfer any equity securities of the Company beneficially owned by them or any securities convertible into, or exchangeable for, equity securities of the Company, on or before the 90th day after the date of this Agreement without your prior written consent; and

        (j) The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company and the Selling Shareholder reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Company and the Selling Shareholder herein at and as of such Delivery Date, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

8. Indemnification and Contribution.

        (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter, as incurred, for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through First Union Securities, Inc. expressly for use therein.

        (b) Subject to subsection (f) of this Section, the Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration

Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through First Union Securities, Inc. expressly for use therein.

        (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating, preparing to defend or defending, or appearing as third-party witness in connection with, any such action or claim. The Company and the Selling Shareholder acknowledge that the statements set forth in the third paragraph of the cover page, and the                        paragraphs under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

        (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its written consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (e) are several in proportion to their respective underwriting obligations and not joint.

        (f) The liability of the Selling Shareholder under this Section 8 shall be limited to an amount equal to the initial public offering price less the underwriting discount of the Securities sold by the Selling Shareholder to the Underwriters.

        (g) The obligations of the Company and the Selling Shareholder under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters.

        (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Securities, or the Company and the Selling Shareholder notify you that they have so arranged for the purchase of such Securities, you or the Company and the Selling Shareholder shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Hunton & Williams, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

        (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder at such Delivery Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder at such Delivery Date) of the share of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company and the Selling Shareholder, except for the expenses to be borne by the Company and the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Representations and Indemnities to Survive.

        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company or any of the Selling Shareholder, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. Termination and Payment of Expenses.

        If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Selling Shareholder shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company or the Selling Shareholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

12. Notices.

        In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

        All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to First Union Securities, Inc., at 7 St. Paul Street, Baltimore, Maryland, Attention: Corporate Finance Department; if to the Selling Shareholder or the Company shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: R. Charles Loudermilk, Sr. with a copy (which shall not constitute notice) to Kilpatrick Stockton LLP; provided, however, that any notice to any Underwriter pursuant to Section 8 hereof shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to such Underwriter at its address set forth in the Underwriters' Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Successors.

        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Shareholder and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Selling Shareholder and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time of the Essence.

        Time shall be of the essence in this Agreement.

15. Business Day.

        As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16. Applicable Law.

        This Agreement shall be construed in accordance with the laws of the State of New York.

17. Captions.

        The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

18. Counterparts.

        This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Pronouns.

        All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company and the Selling Shareholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, AARON RENTS, INC.
By:	Name: Title:
R. CHARLES LOUDERMILK, SR., in his individual capacity
By:

        Accepted as of the date hereof

at Baltimore, Maryland:

FIRST UNION SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.

By: FIRST UNION SECURITIES, INC.
By:
Name:
Title:

SCHEDULE I

Underwriter	Firm Securities to be Purchased	Optional Securities to be Purchased if Maximum Option Exercised
First Union Securities, Inc.
SunTrust Capital Markets, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

TOTAL	2,000,000	300,000

SCHEDULE II

SUBSIDIARIES OF AARON RENTS, INC.

Name of Subsidiary	State or Country of Incorporation
Aaron Investment Company Aaron Rents, Inc. Puerto Rico	Delaware Commonwealth of Puerto Rico

B-1

EXHIBIT C

[Form of Lock-Up Letter]

        As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of Common Stock, $.50 par value (the "Common Stock") of Aaron Rents, Inc., a Georgia corporation, and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the "Public Offering Date") pursuant to the Underwriting Agreement, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which results in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned, an affiliate of the undersigned or any person in privity with the undersigned or an affiliate of the undersigned, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, any shares of Common Stock, the Company's Class A Common Stock, $0.50 par value (the "Class A Stock") or securities convertible into or exchangeable for Common Stock or Class A Stock (collectively, "Securities"), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of the undersigned's ownership of such Securities, whether any such aforementioned transaction is to be settled by delivery of such Securities, in cash or otherwise, or publicly announce or disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of First Union Securities, Inc.

        A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement. In addition, a transfer of Securities to a transferee as a gift may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

        In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

        Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement (the "Underwriting Agreement"), among the Company and First Union Securities, Inc., SunTrust Capital Markets, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before                        , 2002.

Very truly yours,
Print Name:

C-1

QuickLinks

  EXHIBIT 1
SCHEDULE I
SCHEDULE II SUBSIDIARIES OF AARON RENTS, INC.
  EXHIBIT C
[Form of Lock-Up Letter]